Exhibit 99.1

ESQUIRE FINANCIAL HOLDINGS, INC. DECLARES REGULAR QUARTERLY DIVIDEND FOR COMMON STOCKHOLDERS

Jericho, NY – October 26, 2023 – Esquire Financial Holdings, Inc. (NASDAQ: ESQ) (the “Company”), the financial holding company for Esquire Bank, National Association (collectively “Esquire”), today announced its regular quarterly dividend of $0.125 per share of common stock, payable on December 1, 2023, to each stockholder of record on November 15, 2023.

About Esquire Financial Holdings, Inc.

Esquire Financial Holdings, Inc. is a financial holding company headquartered in Jericho, New York, with one branch office in Jericho, New York and an administrative office in Boca Raton, Florida. Its wholly-owned subsidiary, Esquire Bank, National Association, is a full service commercial bank dedicated to serving the financial needs of the legal industry and small businesses nationally, as well as commercial and retail customers in the New York metropolitan area. The bank offers tailored products and solutions to the legal community and their clients as well as dynamic and flexible payment processing solutions to small business owners. For more information, visit www.esquirebank.com.

Contact Information:

Eric S. Bader

Executive Vice President and Chief Operating Officer

Esquire Financial Holdings, Inc.

(516) 535-2002

eric.bader@esqbank.com